EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER



                                     between



                           PRO-ACTIVE SOLUTIONS, INC.



                                       and

                            GENERAL COMPONENTS, INC.







                            Dated as of July 7, 2004







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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of July 7, 2004, between Pro-Active Solutions, Inc., a Nevada corporation ("Parent"), and General Components, Inc., a Nevada corporation and a direct wholly-owned subsidiary of Parent ("General Components"). Parent and General Components are hereinafter collectively referred to as the "Constituent Corporations."

                                   WITNESSETH:

         WHEREAS, the board of directors of Parent has determined that it is advisable and in the best interests of the respective companies and shareholders to enter into a business combination by means of the merger of General Components with and into Parent (the "Merger") and has approved and adopted this Agreement and Plan of Merger (the "Agreement");

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


         1. Merger and Effective Time. Effective upon the filing of the articles of merger (the "Articles of Merger"), entered into concurrently herewith, with the Secretary of State of the State of Nevada (the "Effective Time"), General Components shall be merged with and into Parent (the "Merger") and Parent shall be the surviving corporation of the Merger (the "Surviving Corporation").

         2. Effect of Merger. At the Effective Time, the Constituent Corporations shall merge into the Surviving Corporation and the separate existence of the Constituent Corporations shall cease. The effect of the Merger shall be as provided in the Nevada Revised Statutes. Without limiting the generality of the foregoing, all rights, powers, privileges, obligations and duties of General Components shall become the rights, powers, privileges, obligations and duties of the Surviving Corporation.

         3. Name of Surviving Corporation. The name of the Surviving Corporation shall be "General Components, Inc."

         4. Governing Documents. The Articles of Incorporation of Parent, as amended to the extent provided in the Articles of Merger, and the Bylaws of Parent, as in effect at the Effective Time, shall continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation until sooner terminated or changed as permitted by the provisions of Nevada Revised Statutes, as amended.


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         5. Directors and Officers. At the Effective Time, the directors and the officers of the Surviving Corporation shall be the incumbent directors and officers of Parent, all of whom shall hold their directorships and officerships until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Articles of Incorporation or Bylaws of the Surviving Corporation.

         6. Conversion of Securities and Consideration. At the Effective Time, by virtue of the Merger and in consideration therefor, and without any action on the part of the Constituent Corporations or any stockholder thereof, (i) each share of General Components' Common Stock shall be cancelled, and (ii) each share of Parent's Common Stock shall remain unchanged in the hands of the holder thereof as an outstanding share of the Surviving Corporation.

         7. Representations of Parent. Parent represents and warrants to General Components that as of the date of this Agreement and as of the Effective Time
(a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and Plan of Merger and to execute the Articles of Merger and to perform its obligations hereunder, (c) this Agreement has been duly executed and delivered by Parent, and has been authorized by all necessary corporate action, and constitutes the legal, valid and binding obligations of Parent, enforceable in accordance with its terms, and (d) the execution, delivery and performance of this Agreement does not conflict with any provision of the Articles of Incorporation or Bylaws of Parent.

         8. Representations of General Components. General Components represents and warrants to Parent that as of the date of this Agreement and as of the Effective Time (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to perform its obligations hereunder, (c) this Agreement has been duly executed and delivered by General Components, and has been authorized by all necessary corporate action, and constitutes the legal, valid and binding obligations of General Components, enforceable in accordance with its terms, and
(d) the execution, delivery and performance of this Agreement does not conflict with any provision of the Articles of Incorporation or Bylaws of General Components.

         9. Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.

         10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect.

         11. Termination and Abandonment. Prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by the Board of Directors of Parent.

         12. Amendment. Prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of Parent.


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         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to principles of conflicts of law.

         14. Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




                                        PRO-ACTIVE SOLUTIONS, INC.



                                        By: /s/ ANITA T. PANGANIBAN
                                            _______________________________
                                                Name: Anita T. Panganiban
                                                Title:  President



                                        By: /s/ CAROL SUZANNE COLLINS
                                            _______________________________
                                                Name: Carol Suzanne Collins
                                                Title:  Secretary



                                        GENERAL COMPONENTS, INC.



                                        By: /s/ ANITA T. PANGANIBAN
                                            _______________________________
                                                Name: Anita T. Panganiban
                                                Title:  President



                                        By: /s/ CAROL SUZANNE COLLINS
                                            _______________________________
                                                Name: Carol Suzanne Collins
                                                Title:  Secretary